                                                                    Exhibit 11.1


                 JACK CARL/312-FUTURES, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK

                          Three Months Ended           Nine Months Ended
                              March 31,                    March 31,
                        ------------------------    ------------------------
                           1995          1994          1995          1994
                        ----------    ----------    ----------    ----------
PRIMARY
- -------

EARNINGS

Net income              $1,047,300      $ 79,700    $1,622,400      $489,500

Deduct assumed
dividends on Class A
preferred stock            (10,000)      (10,000)      (30,000)      (30,000)
                        ----------      --------    ----------      --------

Net income
applicable to
common stock            $1,037,300      $ 69,700    $1,592,400      $459,500
                        ==========      ========    ==========      ========
SHARES

Weighted average
number of common
shares outstanding      33,624,535    20,174,739    29,648,509    20,175,901
                        ==========    ==========    ==========    ==========

Primary earnings
per common share:

Net income              $      .03      $    .00    $      .05      $    .02
                        ==========      ========    ==========      ========

                                                                    Exhibit 11.1


                 JACK CARL/312-FUTURES, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK



                           Three Months Ended            Nine Months Ended
                                March 31,                     March 31,
                          ---------------------      -------------------------
                             1995       1994              1995        1994
                             ----       ----              ----        ----

ASSUMING FULL DILUTION
- ----------------------

EARNINGS

Net income                $1,047,300    $79,700        $1,622,400     $489,500
                           =========     ======         =========      =======

SHARES

Weighted average
number of common
shares outstanding        33,624,535 20,174,739        29,648,509   20,175,901
                          ========== ==========        ==========   ==========

Earnings per
common share
assuming full
dilution:

Net income                $      .03    $   .00        $      .05     $    .02
                           =========     ======         =========      =======



                                      -28-